COREFUNDS, INC.

                             ARTICLES SUPPLEMENTARY

        COREFUNDS, INC. (the "Corporation"), formerly named Red Oak Cash Reserve Fund, Inc., a corporation organized under the laws of the State of Maryland, does hereby file for record with the State Department of Assessments and Taxation of Maryland the following Articles Supplementary to its Articles of
Incorporation:

        FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940. As hereinafter set forth, the Corporation has increased the number of authorized shares of the Corporation's capital stock and has classified its authorized, unissued and unclassified capital stock, in accordance with Section 2-105(c) of the Maryland General Corporation Law and under authority contained in the Articles of Incorporation of the Corporation.

        SECOND: Immediately before the increase and classifications hereinafter set forth, the Corporation had authority to issue two billion (2,000,000,000) shares of common stock of the par value of one mill ($.001) per share and of the aggregate par value of two million dollars ($2,000,000), of which five hundred million (500,000,000) were classified as Class A Common Stock, five hundred million (500,000,000) were classified as Class B Common Stock, five hundred million (500,000,000) were classified as Class C Common Stock, twenty-five million (25,000,000) were classified as Class D Common Stock and twenty-five million (25,000,000) were classified as Class E Common Stock.

        THIRD: Pursuant to the authority contained in Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors of the Corporation, by resolutions adopted at a meeting held on December 18, 1990, the aggregate number of shares of common stock that the Fund has authority to issue shall be increased from two billion (2,000,000,000) to five billion (5,000,000,000), with an aggregate par value of five million dollars ($5,000,000);

        FOURTH: Immediately after the increase set forth in Article Third of these Articles Supplementary, there were four billion four hundred fifty million (4,450,000,000) authorized, unissued and unclassified shares of the Corporation of the par value of one mill ($.001) per share.

        FIFTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Fund, the Board of Directors of the Corporation, by resolutions adopted at a meeting held on December 18, 1990, classified five hundred million (500,000,000) of the authorized, unissued and unclassified shares of the Corporation as Class F Common Stock of the par value of one mill ($.001) per share;

        SIXTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Fund, the Board of Directors of the Corporation, by resolutions adopted at a meeting held on December 18, 1990, classified one hundred million (100,000,000) of the authorized, unissued and unclassified shares of the Corporation as Class G Common Stock of the par value of one mill ($.001) per share;

        SEVENTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Fund, the Board of Directors of the Corporation, by resolutions adopted at a meeting held on December 18, 1990, classified one hundred million (100,000,000) of the authorized, unissued and unclassified shares of the Corporation as Class H Common Stock of the par value of one mill ($.001) per share;

        EIGHTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Fund, the Board of Directors of the Corporation, by resolutions adopted at a meeting held on December 18, 1990, classified two hundred fifty million (250,000,000) of the authorized, unissued and unclassified shares of the Corporation as Class I Common Stock of the par value of one mill ($.001) per share;

        NINTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Fund, the Board of Directors of the Corporation, by resolutions adopted at a meeting held on December 18, 1990, classified two hundred fifty million (250,000,000) of the authorized, unissued and unclassified shares of the Corporation as Class J Common Stock of the par value of one mill ($.001) per share;

        TENTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Fund, the Board of Directors of the Corporation, by resolutions adopted at a meeting held on December 18, 1990, classified two hundred fifty million (250,000,000) of the authorized, unissued and unclassified shares of the Corporation as Class K Common Stock of the par value of one mill ($.001) per share;

        ELEVENTH: Each share of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock, Class F Common Stock, Class G Common Stock, Class H Common Stock, Class I Common Stock, Class J Common Stock and Class K Common Stock shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption that are set forth in the Corporation's Articles of Incorporation with respect to its shares of capital stock; and

        TWELFTH: Immediately after the increase and classifications hereinbefore set forth and upon filing for record these Articles Supplementary, the Corporation has authority to issue five billion (5,000,000,000) shares of the Corporation of the par value of one mill ($.001) per share and of the aggregate par value of five million dollars ($5,000,000), of which five hundred million (500,000,000) are classified as Class A Common Stock, five hundred million (500,000,000) are classified as Class B Common Stock, five hundred million (500,000,000) are classified as Class C Common Stock, twenty-five million (25,000,000) are classified as Class D Common Stock, twenty-five million (25,000,000) are classified as Class E Common Stock, five hundred million (500,000,000) are classified as Class F Common Stock, one hundred million (100,000,000) are classified as Class G Common Stock, one hundred million (100,000,000) are classified as Class H Common Stock, two hundred fifty million (250,000,000) are classified as Class I Common Stock, two hundred fifty million (250,000,000) are classified as Class J Common Stock, two hundred fifty million (250,000,000) are classified as Class K Common Stock, and three billion (3,000,000,000) are unclassified.

        IN WITNESS WHEREOF, COREFUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 18th day of December, 1990.


                                          COREFUNDS, INC.
                                          By: /s/ Francis J. Bruzda
[SEAL]                                        --------------------------
                                              Francis J. Bruzda,
                                              President


ATTEST:

/s/ James W. Jennings
------------------------------
James W. Jennings
Secretary

                                          COREFUNDS, INC.

                                          By: /s/ Francis J. Bruzda
[SEAL]                                        --------------------------
                                              Its President

ATTEST:

/s/ James W. Jennings
------------------------------
Secretary